Exhibit 10.24

SECOND AMENDMENT TO LICENSE AGREEMENT

AND

TERMINATION OF SERVICES AND SUPPLY AGREEMENT

THIS SECOND AMENDMENT TO LICENSE AGREEMENT AND TERMINATION OF SERVICES AND SUPPLY AGREEMENT (the “Amendment”) is made and entered into as of September 13, 2002 (the “Signing Date”) and shall become effective as of the Amendment Effective Date (as defined in Section 8.1 below), by and between CENTAUR PHARMACEUTICALS, INC., a Delaware corporation (“Centaur”) having its place of business at 1220 Memorex Drive, Santa Clara, CA 95050, and CUTANIX CORPORATION, a Delaware corporation (“Cutanix”) having its place of business at 1220 Memorex Drive, Santa Clara, CA 95050.

RECITALS

WHEREAS, Centaur and Cutanix entered into that certain License Agreement (the “Agreement”), made effective as of January 15, 1998 (the “Effective Date”) whereby Centaur granted to Cutanix licenses to certain Centaur proprietary technologies for use in developing products in specified dermatological fields; and

WHEREAS, Centaur and Cutanix entered into that certain Supply and Services Agreement made effective as of January 15, 1998, as amended (the “Supply Agreement”); and

WHEREAS, Centaur and Cutanix desire to amend the terms of the Agreement as provided in this Amendment to clarify and modify the scope of the Centaur proprietary technology to which Cutanix is granted rights under the Agreement; redefine the criteria allowing the parties to claim certain exclusive rights to develop and commercialize compounds within the Centaur compound library licensed under the Agreement, as well as specify the compounds to which each party currently has such exclusive rights; and provide a mechanism for access by Cutanix to certain Centaur proprietary technology and compound samples; and

WHEREAS, Centaur and Cutanix desire to terminate the Supply Agreement.

NOW, THEREFORE, Centaur and Cutanix agree as follows:

1.	AMENDMENT OF THE AGREEMENT

Centaur and Cutanix hereby agree to amend the terms of the Agreement as provided below, effective as of the Amendment Effective Date. To the extent that the Agreement is explicitly amended by this Amendment, the terms of the Amendment will control where the terms of the Agreement are contrary to or conflict with the following provisions. Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force, except where the resulting interpretation of the Agreement is in conflict with the provisions of this Amendment, in which case the terms of this Amendment will control. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are defined in the Agreement.

[*]	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

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1.1 Amendment of Article 1 of the Agreement to add new Defined Terms. New Sections 1.15 through 1.26 are hereby added to Article 1, reading in their respective entirety as follows:

“1.15 CENTAUR COMPOUND DATA means, for a particular CENTAUR LIBRARY COMPOUND, all information or data (if any) other than that contained in the CENTAUR DATABASE, existing as of July 31, 2002 and owned by or licensed to CENTAUR, with the right as of July 31, 2002 to disclose and sublicense to CUTANIX, concerning biological activity, pharmacokinetic data, toxicology data and synthetic chemistry methods.

1.16 CENTAUR DATABASE means that certain database of information with respect to the CENTAUR LIBRARY COMPOUNDS (other than the EXCLUDED COMPOUNDS) containing those categories of chemical structure information and biological data as set forth in APPENDIX A attached hereto owned or controlled by CENTAUR and existing as of July 31, 2002, but excepting any such information or data which CENTAUR is prohibited as of July 31, 2002 from disclosing due to an arrangement or agreement with any third party. CENTAUR DATABASE shall, as of the Signing Date, not include any such information with respect to the EXCLUDED COMPOUNDS, provided, however, that such information may be included in the CENTAUR DATABASE under the circumstances set forth in Section 2.5(e).

1.17 CENTAUR LIBRARY COMPOUNDS means all compounds contained in CENTAUR’S NRT™ Technology substance library as it exists as of July 31, 2002, which such compounds are listed in APPENDICES B-1, B-2, B-3, C, D, E, F, G, and H attached hereto. For clarity, the parties acknowledge and agree that the CENTAUR LIBRARY COMPOUNDS shall expressly not include any additional compounds developed, identified or acquired by CENTAUR or to which CENTAUR may otherwise acquire rights after July 31, 2002.

1.18 DERIVATIVE LEAD COMPOUND has the meaning set forth in Section 2.5.

1.19 ELECTED COMPOUND has the meaning set forth in Section 2.5.

1.20 ELECTED LEAD COMPOUND has the meaning set forth in Section 2.5.

1.21 ELECTED METABOLITE means a METABOLITE for which a party has delivered a Notice.

1.22 ELECTED PRE-CLINICAL COMPOUND has the meaning set forth in Section 2.5.

1.23 ELECTED CLINICAL COMPOUND has the meaning set forth in Section 2.5.

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1.24 EXCLUDED COMPOUNDS means those CENTAUR LIBRARY COMPOUNDS which have been declared exclusive by CENTAUR as of July 31, 2002 as described in Section 2.5(f) and as listed in APPENDICES C, D, E, F and G.

1.25 METABOLITE means a compound that is identical to a CENTAUR LIBRARY COMPOUND and that is produced as a result of biochemical transformations of a parent CENTAUR LIBRARY COMPOUND within an in vivo system or an in vitro cellular system, which such compound would be required to be reported as a metabolite of such parent CENTAUR LIBRARY COMPOUND to the FDA pursuant to a filing submitted to such agency to permit development of the parent CENTAUR LIBRARY COMPOUND as a drug product under the United States Federal Food, Drug and Cosmetics Act (as of July 31, 2002) .

1.26 NOTICE means either a NOTICE OF LEAD, NOTICE OF PRECLINICAL CANDIDATE, or a NOTICE OF HUMAN STUDIES (as such terms are defined in Section 2.5), as the context dictates.”

1.2 Amendment of Section 1.3 of the Agreement. Section 1.3 of the Agreement is hereby deleted and replaced in its entirety with the following:

“1.3 CENTAUR KNOW-HOW means (a) the CENTAUR DATABASE, and (b) the CENTAUR COMPOUND DATA.”

1.3 Amendment of Section 1.4 of the Agreement. Section 1.4 of the Agreement is hereby deleted and replaced in its entirety with the following:

“1.4 CENTAUR PATENT RIGHTS means (a) all (i) domestic and foreign patents and patent applications; and (ii) any reissues, divisionals, continuations and continuations-in-part of the patents and patent applications described in (i), in each case, which claim the composition, method of use or method of synthesis of any CENTAUR LIBRARY COMPOUND (for clarity, including any EXCLUDED COMPOUND that is returned by CENTAUR to the CENTAUR COMPOUND LIBRARY pursuant to Section 2.5(e)), and that (b) CENTAUR is not prohibited as of July 31, 2002 from licensing, sublicensing or otherwise transferring rights to CUTANIX as contemplated in this Agreement.”

1.4 Deletion of Section 1.7 and the term “CUTANIX KNOW-HOW”. Section 1.7 of the Agreement is hereby deleted and the term “CUTANIX KNOW-HOW” is hereby deleted throughout the Agreement.

1.5 Amendment of Section 1.8 of the Agreement. Section 1.8 of the Agreement is hereby deleted and replaced in its entirety with the following:

“1.8 CUTANIX PATENT RIGHTS means (a) all (i) patents and patent applications and their foreign equivalents filed by CUTANIX as sole or joint owner (including joint ownership with CENTAUR) and any other existing or future United

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States or foreign patents or patent applications which CUTANIX owns or may own or under which CUTANIX acquires licensing rights and has the right to sublicense those rights to CENTAUR, and (ii) any divisions, continuations, or continuations-in-part or issued patents of the patent applications set forth above, including any reissue, reexamination or extension of such patents, any extended or restored term, and any confirmation patent, registration patent, or patent of addition, and (b) that are also necessary or useful to develop, make, have made, use or sell any ELECTED COMPOUND that is returned by CUTANIX to the CENTAUR COMPOUND LIBRARY pursuant to Section 2.5(e).”

1.6 Amendment of Article 2 of the Agreement.

(a) Section 2.3 of the Agreement is hereby deleted and replaced in its entirety with the following:

“2.3 CUTANIX grants to CENTAUR a worldwide, exclusive, royalty-free license (with the right to sublicense) under the CUTANIX PATENT RIGHTS, to develop, make, have made, use or sell any ELECTED COMPOUND that is returned by CUTANIX to the CENTAUR COMPOUND LIBRARY pursuant to Section 2.5(e) in all fields other than the FIELD OF USE.”

(b) Section 2.4 of the Agreement is hereby deleted, and any reference to Section 2.4 is hereby deleted throughout the Agreement.

(c) Section 2.5 of the Agreement is hereby deleted and replaced in its entirety as follows:

“2.5 Notwithstanding anything else to the contrary set forth in this Agreement (as amended by this Amendment), all rights under the CENTAUR PATENT RIGHTS and CENTAUR KNOW-HOW which CENTAUR is legally required to exclude from this Agreement due to rights granted to Astra AB (“Astra”) pursuant to the Development, License and Marketing Agreement between Astra and CENTAUR effective as of June 26, 1995, as amended (the “Astra Agreement”), shall be outside the scope of the license and other rights granted to CUTANIX hereunder this Agreement.

Notwithstanding anything else to the contrary set forth in this Agreement (as amended by this Amendment), as between the parties, CENTAUR and CUTANIX acknowledge and agree that neither party shall have any exclusive access to, or any obligations to refrain from the use of, any CENTAUR LIBRARY COMPOUND which is in the public domain.

With respect to a particular CENTAUR LIBRARY COMPOUND available for licensing to CUTANIX, or available for use by CENTAUR, in accordance with the terms of this Agreement (including without limitation Section 2.1), either CENTAUR or CUTANIX shall have the right to claim the exclusive right to use and access such compound (an “ELECTED COMPOUND”) to pursue lead

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development, pre-clinical development, clinical development and commercialization of such CENTAUR LIBRARY COMPOUND as follows:

(a) The party desiring the exclusive right to use a particular ELECTED COMPOUND either as a lead compound itself, without modification, or to identify one or more additional or derivative lead compounds (the latter, each, a “DERIVATIVE LEAD COMPOUND”) shall deliver a written notice to the other party specifying the particular CENTAUR LIBRARY COMPOUND for which it desires such exclusive right (a “NOTICE OF LEAD”). Upon delivery of a NOTICE OF LEAD, the particular ELECTED COMPOUND shall be designated an “ELECTED LEAD COMPOUND” and removed from the CENTAUR LIBRARY for [*] from the time a party delivered such NOTICE OF LEAD hereunder and such party shall then have the exclusive right during this [*] term (the “LEAD TERM”) to pursue medicinal chemistry or other activities to identify one or more DERIVATIVE LEAD COMPOUNDS based upon, or derived from, such ELECTED LEAD COMPOUND (the “LEAD ACTIVITIES”); provided that, the party with such exclusive right is diligently engaged, itself or through Affiliates, third party collaborators or sublicensees, in LEAD ACTIVITIES with such ELECTED LEAD COMPOUND during such [*] term. A party shall be deemed to have failed such diligence obligation with respect to LEAD ACTIVITIES for a particular ELECTED LEAD COMPOUND if it fails to pursue, itself or through Affiliates, third party collaborators or sublicensees, any LEAD ACTIVITIES with respect to such ELECTED LEAD COMPOUND for a consecutive [*] period within the applicable LEAD TERM.

Furthermore, if a party fails to deliver a NOTICE OF PRE-CLINICAL CANDIDATE (as defined below) with respect to such ELECTED LEAD COMPOUND within such [*] term, then such ELECTED LEAD COMPOUND shall be returned to the CENTAUR LIBRARY pursuant to Section 2.5(e).

(i) The parties understand and acknowledge that one or more of the DERIVATIVE LEAD COMPOUNDS may in fact be a compound already identified as a CENTAUR LIBRARY COMPOUND, in which case, if a party desired to pursue such DERIVATIVE LEAD COMPOUND on an exclusive basis, it would need to file the requisite NOTICE under this Section 2.5 with respect thereto. If such DERIVATIVE LEAD COMPOUND was not a compound already identified as a CENTAUR LIBRARY COMPOUND, then such party would be free to pursue such DERIVATIVE LEAD COMPOUND, without notice to the other party, and without any rights of the other party to require such DERIVATIVE LEAD COMPOUND be returned to the CENTAUR LIBRARY. It is further understood that, in such event, the ELECTED LEAD COMPOUND which was used to discover such DERIVATIVE LEAD COMPOUND would nonetheless be returned to the CENTAUR COMPOUND LIBRARY upon expiration of the [*] term referenced above.

(b) The party desiring the exclusive right to use an ELECTED COMPOUND to pursue preclinical development activities with respect thereto

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shall deliver a written notice to the other party specifying the particular CENTAUR LIBRARY COMPOUND for which it desires such exclusive right (a “NOTICE OF PRE-CLINICAL CANDIDATE”). Upon delivery of a NOTICE OF PRE-CLINICAL CANDIDATE, the particular ELECTED COMPOUND shall be designated an “ELECTED PRE-CLINICAL COMPOUND” and removed from the CENTAUR LIBRARY for [*] from the time such party delivered such NOTICE OF PRE-CLINICAL CANDIDATE hereunder and such party shall then have the exclusive right during this [*] term (the “PRE-CLINICAL TERM”) to pursue pharmacokinetic or toxicology studies or other preclinical activities with respect to such ELECTED PRE-CLINICAL COMPOUND (the “PRE-CLINICAL ACTIVITIES”); provided that, the party with such exclusive right, itself or through Affiliates, third party collaborators or sublicensees, is diligently engaged in PRE-CLINICAL ACTIVITIES with such ELECTED PRE-CLINICAL COMPOUND during the applicable PRE-CLINICAL TERM. A party shall be deemed to have failed such diligence obligation with respect to PRE-CLINICAL ACTIVITIES for a particular ELECTED PRE-CLINICAL COMPOUND if it, itself or through Affiliates, third party collaborators or sublicensees, fails to pursue any PRE-CLINICAL ACTIVITIES with respect to such ELECTED PRE-CLINICAL COMPOUND for a consecutive [*] period within the applicable PRE-CLINICAL TERM.

Furthermore, if a party fails to deliver a NOTICE OF HUMAN STUDIES (as defined below) with respect to such ELECTED PRE-CLINICAL COMPOUND within such [*] term, then such ELECTED PRE-CLINICAL COMPOUND shall be returned to the CENTAUR LIBRARY pursuant to Section 2.5(e).

(c) The party desiring the exclusive right to use an ELECTED COMPOUND for clinical development activities or related regulatory or commercialization activities with respect thereto shall deliver a written notice to the other party specifying the particular CENTAUR LIBRARY COMPOUND for which it desires such exclusive right and certifying with respect to such CENTAUR LIBRARY COMPOUND that such party, itself or through Affiliates, third party collaborators or sublicensees, has either (i) filed an investigational new drug application (an “IND”) with the United States Food and Drug Administration (or made an equivalent non-United States filing) as necessary to begin clinical testing for such ELECTED CLINICAL COMPOUND, or (ii) submitted a protocol for conducting a human clinical trial to an institutional review board (or foreign equivalent) (a “NOTICE OF HUMAN STUDIES”). Upon delivery of a NOTICE OF HUMAN STUDIES, the particular ELECTED COMPOUND shall be designated an “ELECTED CLINICAL COMPOUND” and shall be removed from the CENTAUR LIBRARY for so long as the party with exclusive rights continues, itself or through Affiliates, third party collaborators or sublicensees, to diligently pursue clinical development, regulatory, commercialization or other related activities with such compound (the “CLINICAL/COMMERCIAL ACTIVITIES”). Such diligence obligation includes the requirement that, within [*] of delivering a NOTICE OF HUMAN STUDIES for a particular ELECTED COMPOUND, the party delivering such NOTICE OF HUMAN STUDIES has

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begun the testing in humans, itself or through Affiliates, third party collaborators or sublicensees, of such ELECTED COMPOUND.

(d) Either party may deliver a NOTICE and thus have exclusive rights to, a maximum of [*] ten (10) specific ELECTED COMPOUNDS at any one time during the term of this Agreement; provided that, once a party, itself or through Affiliates, third party collaborators or sublicensees, initiates a clinical trial with any ELECTED COMPOUND, it and all related METABOLITES shall no longer count towards this maximum limit unless such party, itself or through Affiliates, third party collaborators or sublicensees, fails to diligently pursue CLINICAL/COMMERCIAL ACTIVITIES with respect to such ELECTED COMPOUND as set forth in subsection (c) above.

(i) Subject to subsection (e) below, the EXCLUDED COMPOUNDS shall not be counted towards CENTAUR’S limit of [*] ELECTED COMPOUNDS, and [*] shall not count towards CUTANIX’S limit of [*] ELECTED COMPOUNDS.

(ii) The party delivering a NOTICE for an ELECTED COMPOUND shall have the first right to deliver a NOTICE for any METABOLITES of such ELECTED COMPOUND, however any such ELECTED METABOLITE shall count towards such party’s limit of [*] ELECTED COMPOUNDS, except as set forth in subsection (d) above.

(e) Subject to Article 11, if a party: (i) ceases, itself or through Affiliates, third party collaborators or sublicensees, to diligently engage in such activities as described in subsections (a) through (d) above during the period of exclusivity with respect to a particular ELECTED COMPOUND (including without limitation any EXCLUDED COMPOUND or [*]); (ii) fails to deliver to the other party a NOTICE OF PRE-CLINICAL CANDIDATE or a NOTICE OF HUMAN STUDIES within the applicable two (2) year period as described in subsection (a) or (b); (iii) wishes to return such ELECTED COMPOUND to the CENTAUR LIBRARY for any reason; or (iv) fails to provide the other party with a written report pursuant to subsection (h) below upon proper request therefor, then such ELECTED COMPOUND shall be returned to the CENTAUR LIBRARY and shall no longer be deemed an ELECTED COMPOUND. For clarity, the diligence obligations described in this subsection (e) do not apply to any ELECTED METABOLITE related to an ELECTED COMPOUND. However, any such ELECTED METABOLITE must be returned to the CENTAUR COMPOUND LIBRARY upon the return (for any reason) of the ELECTED COMPOUND to which it relates, unless the returning party chooses such ELECTED METABOLITE as an ELECTED COMPOUND in accordance with this Section 2.5.

In addition, in the event any EXCLUDED COMPOUND is returned to the CENTAUR COMPOUND LIBRARY pursuant to this subsection (e), the CENTAUR DATABASE shall thereafter be deemed to include, with respect to such EXCLUDED COMPOUND, those categories of chemical structure information and biological data as set forth in APPENDIX A attached hereto

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owned or controlled by CENTAUR and existing as of July 31, 2002, but excepting any such information or data which CENTAUR is prohibited from disclosing due to an arrangement or agreement with any third party. Such information shall be promptly delivered to CUTANIX (in the form of an ISIS® database file and a Microsoft® Excel® spreadsheet).

Furthermore, the returning party shall not have the right to deliver a subsequent NOTICE for the returned compound for a period of [*] following such return. However, the other party shall have the right to deliver a NOTICE for such compound at any time after its return to the CENTAUR LIBRARY.

(f) Effective as of the Signing Date, the parties hereby acknowledge and agree that CENTAUR has delivered a NOTICE with respect to each of those compounds specified below (collectively, the “EXCLUDED COMPOUNDS”):

(i) CENTAUR has delivered a NOTICE OF LEAD for the [*] series of [*] compounds as listed in APPENDIX C attached hereto;

(ii) CENTAUR has delivered a NOTICE OF PRE-CLINICAL CANDIDATE for [*] and its METABOLITES as listed in APPENDIX D attached hereto, and for [*] and its METABOLITES as listed in APPENDIX E attached hereto; and

(iii) CENTAUR has delivered a NOTICE OF HUMAN STUDIES for [*] and its METABOLITES as listed in APPENDIX F attached hereto, and [*] and its METABOLITES as listed in APPENDIX G attached hereto.

(g) As of the Signing Date, the parties hereby acknowledge and agree that CUTANIX has delivered a NOTICE OF HUMAN STUDIES for [*] as listed in APPENDIX H attached hereto.

(h) Commencing on the first anniversary of the Amendment Effective Date, either party shall have the right, no more often than once each calendar year, to request in writing that the other party: (1) provide a written report summarizing such other party’s progress towards satisfying the diligence obligations set forth in Section 2.5(a), 2.5 (b) or 2.5 (c), respectively, with respect to all such party’s ELECTED COMPOUNDS; and/or (2) certify in writing that such party is in compliance with its diligence obligations as set forth in Section 2.5(a), 2.5(b) or 2.5(c), respectively. Such written report and/or certification shall be provided within sixty (60) days of receiving a written request for such.”

1.7 Amendment of Section 4.1 of the Agreement. Section 4.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“4.1 CUTANIX represents and warrants to CENTAUR that as of the effective date of this Agreement it has the right and corporate authority to grant the license granted under Section 2.3.”

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1.8 Amendment of Article 5 of the Agreement.

(a) Section 5.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“5.1 During the term of this Agreement, CUTANIX will disclose to CENTAUR on an ongoing basis all CUTANIX PATENT RIGHTS licensed hereunder.”

(b) Section 5.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

“5.2 CENTAUR shall: (a) deliver to CUTANIX an electronic version of the CENTAUR DATABASE (in the form of an ISIS® database file and a Microsoft® Excel® spreadsheet) upon the Signing Date, at CENTAUR’S reasonable expense; and (b) where practical, make available for review by CUTANIX on CENTAUR’S premises for a period beginning on the Signing Date and ending on September 13, 2002, all CENTAUR COMPOUND DATA for all CENTAUR LIBRARY COMPOUNDS, but excluding the EXCLUDED COMPOUNDS, at CENTAUR’S reasonable expense; provided that, such review occurs upon reasonable prior notice to CENTAUR during CENTAUR’S normal business hours, and in accordance with procedures specified by CENTAUR to prevent disclosure of third party confidential information to CUTANIX. In addition, where practical and upon request from CUTANIX and at the expense of CUTANIX, CENTAUR shall provide CUTANIX with hard copies of the CENTAUR COMPOUND DATA made available to CUTANIX pursuant to this Section 5.2; provided that, CENTAUR shall be under no obligation to provide such hard copies after September 13, 2002.

Furthermore, from time to time during the term of the Agreement and upon written request by CUTANIX and at the expense of CUTANIX, CENTAUR shall use commercially reasonable efforts to provide CUTANIX with CENTAUR COMPOUND DATA with respect to one or more ELECTED COMPOUND(S) chosen by CUTANIX, where such CENTAUR COMPOUND DATA is readily accessible by CENTAUR.”

2.	SUPPLY OF CENTAUR LIBRARY COMPOUND SAMPLES

2.1 Subject to Section 2.2 below, CENTAUR and CUTANIX hereby agree that upon payment to CENTAUR of a one-time fee of [*], CENTAUR shall deliver to CUTANIX a sample of approximately [*] of each compound within the CENTAUR LIBRARY for which CENTAUR possesses at least a [*] quantity as of the Signing Date; provided that, CENTAUR shall not be obligated to deliver samples of the EXCLUDED COMPOUNDS to CUTANIX for so long as CENTAUR retains exclusive rights to such compounds pursuant to Section 2.5(f) of the Agreement.

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2.2 CENTAUR shall provide such samples of CENTAUR LIBRARY COMPOUNDS to CUTANIX on or before September 13, 2002.

2.3 During the term of the Agreement and upon receipt of written notice from CUTANIX requesting such, CENTAUR shall, as practical, negotiate in good faith with CUTANIX to sell CUTANIX reasonable quantities of ELECTED COMPOUNDS, if reasonable quantities are available.

3.	REPRESENTATIONS AND WARRANTIES; COVENANTS

3.1 CENTAUR represents and warrants that to the best of its knowledge as of the Signing Date, the CENTAUR LIBRARY COMPOUNDS listed in APPENDICES B through H include all CENTAUR proprietary compounds synthesized or acquired by CENTAUR from its inception through July 31, 2002.

3.2 CUTANIX represents and warrants that the only NOTICE of any sort delivered under the Agreement, as amended by the Amendment, is as set forth in Section 2.5(g) (provided in its entirety in Section 1.6 of the Amendment), and it claims no exclusive rights with respect to any other CENTAUR LIBRARY COMPOUND as of the Signing Date.

3.3 CENTAUR covenants that it shall use reasonable efforts to promptly conduct activities to further evaluate the potential of the EXCLUDED COMPOUND [*] of the [*] series for lead optimization or pre-clinical development as soon as practical after the Amendment Effective Date. Notwithstanding anything to the contrary in the Agreement, as amended by this Amendment, if [*] fails to meet CENTAUR’S criteria for lead optimization at any time during the term of the applicable NOTICE OF LEAD or fails to meet CENTAUR’S criteria for pre-clinical development at any time during the term of the applicable NOTICE OF PRE-CLINICAL DEVELOPMENT (if any), then CENTAUR shall promptly return [*] to the CENTAUR COMPOUND LIBRARY in accordance with Section 2.5(e) of the Agreement.

3.4 CENTAUR covenants that it shall not grant to any third party a license or sublicense that conflicts with the exclusive license granted by CENTAUR to CUTANIX under Section 2.1 of the Agreement.

3.5 During the term of the Agreement, each party covenants to reasonably cooperate with the other party to (a) renegotiate with OMRF and/or UKRF, as applicable, certain terms of the existing agreements entered into by CENTAUR with OMRF and UKRF, at the expense and reasonable request of the party initiating such renegotiations; and (b) on a case-by-case basis, negotiate agreements with third parties concerning the subject matter of the Agreement, at the expense and reasonable request of the party initiating such negotiations.

3.6 During the term of the Agreement, CENTAUR covenants to reasonably cooperate with CUTANIX, at the expense and reasonable request of CUTANIX, to execute and record in the appropriate governmental offices any license and/or assignment

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made and granted herein; provided that, CENTAUR shall have the right to request deletion of confidential or proprietary information from any such recording, and CUTANIX shall take the requested action.

4.	REPURCHASE OPTION; RELINQUISHMENT OF CUTANIX BOARD SEAT

4.1 CENTAUR hereby grants to CUTANIX, or such of its designates (which designates may only be stockholders of CUTANIX) as CUTANIX may identify in writing, an option, exercisable as set forth in Section 4.2, (the “Option”) to repurchase from CENTAUR: (a) [*] shares of Common Stock of CUTANIX issued to CENTAUR pursuant to that certain Stock Purchase Agreement entered into by and between CUTANIX and CENTAUR, dated January 15, 1998, as well as that certain Stockholders’ Agreement entered into among CUTANIX, CENTAUR, Charles R. Engles and Dennis S. Bookshester of even date therewith; and (b) [*] shares of Series A Preferred Stock of CUTANIX issued to CENTAUR pursuant to that certain Series A Preferred Stock Purchase Agreement entered into among CUTANIX and the purchasers of Series A Preferred Stock (including CENTAUR), dated October 21, 1998, as well as that certain Investor Rights Agreement entered into among CUTANIX and certain purchasers of Series A Preferred Stock (including CENTAUR), of even date therewith and that certain Stockholders’ Agreement entered into among CUTANIX, CENTAUR, Charles R. Engles and Dennis S. Bookshester, dated January 15, 1998.

4.2 During the period beginning upon the Signing Date and ending October 15, 2002 (which date may be extended through mutual written agreement of the parties), CUTANIX may exercise the Option (a) in full upon payment of [*] to CENTAUR by October 15, 2002; or (b) in part, by purchasing all or part of the Common Stock held by CENTAUR at [*] per share, and, if all such Common Stock is so purchased, subsequently purchasing all or part of such number of shares of the Series A Preferred Stock held by CENTAUR at [*] per share by October 15, 2002.

4.3 In addition, CENTAUR hereby agrees to the cancellation of any and all options granted to CENTAUR with respect to up to [*] shares of CUTANIX Common Stock.

4.4 If the Option is exercised by persons other than CUTANIX, then, with respect to each such person, CENTAUR is obligated to sell the shares pursuant to the applicable Option only if CENTAUR receives from such exercising person an Investment Representation Letter in form reasonably acceptable to CENTAUR that will include, among other things, (a) representations from such person that such person is an “Accredited Investor” as such term is defined in Rule 501 of the Securities Act of 1933 and that such person is acquiring the securities as an investment for its own account and not with a view to the public resale or distribution thereof, and (b) a covenant by such person to abide by all applicable resale restrictions imposed by the securities laws.

4.5 Upon exercise by CUTANIX of the Option in full or at least with respect to sixty percent (60%) of the total shares of CUTANIX Stock held by CENTAUR in accordance with Section 4.2 above, CENTAUR shall immediately relinquish its right to a

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seat on the CUTANIX board of directors, and any CENTAUR representatives on such board shall tender their resignation to such board. Upon exercise by CUTANIX of the Option in full in accordance with Section 4.2 above, CENTAUR shall, upon written request from CUTANIX, certify in writing that CENTAUR relinquishes all rights under: (a) that certain Stock Purchase Agreement entered into by and between CUTANIX and CENTAUR, dated January 15, 1998; (b) that certain Stockholders’ Agreement entered into among CUTANIX, CENTAUR, Charles R. Engles and Dennis S. Bookshester, dated January 15, 1998; (c) that certain Series A Preferred Stock Purchase Agreement entered into among CUTANIX and the purchasers of Series A Preferred Stock (including CENTAUR), dated October 21, 1998; and (d) that certain Investor Rights Agreement entered into among CUTANIX and certain purchasers of the CUTANIX’S Series A preferred Stock (including CENTAUR), dated October 21, 1998.

5.	ASSIGNMENT OF CENTAUR PATENT

5.1 CENTAUR hereby assigns to CUTANIX the United States Patent application entitled [*], Pharmaceutical compositions and their medical use” (U.S. application # [*], filing date [*], allowed) in accordance with Section 3.2 of the Agreement; provided that, CUTANIX shall promptly reimburse CENTAUR for all outstanding fees and patent costs for such patent that CENTAUR can substantiate by written records, to the extent not already reimbursed by CUTANIX or other third parties. Such assignment granted hereunder shall become effective only in the event that CENTAUR receives written approval of Astra AB for such assignment to CUTANIX. CENTAUR shall use commercially reasonable efforts to obtain such written approval from Astra AB, and CUTANIX shall take such actions as CENTAUR may request pursuant to obtaining such approval. CUTANIX shall bear all reasonable expenses arising from the parties’ activities under this Section 5.1, including the reasonable legal fees of CENTAUR.

6.	COMPOUNDS OF UNKNOWN ORIGIN

6.1 The parties acknowledge and agree that certain of CENTAUR LIBRARY COMPOUNDS are of unknown origin and the parties are uncertain as to the ultimate ownership and existing third party rights (if any) with respect to such CENTAUR LIBRARY COMPOUNDS (as listed in APPENDIX B-2 attached hereto) and that these and all CENTAUR LIBRARY COMPOUNDS are provided under the Agreement “as is,” and with respect to all such compounds, CENTAUR EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED.

7.	TERMINATION OF THE SERVICES AND SUPPLY AGREEMENT

7.1 The parties hereby terminate the Services and Supply Agreement, effective as of the Amendment Effective Date.

7.2 Notwithstanding the foregoing, upon written request from CUTANIX, CENTAUR shall continue to provide certain non-scientific services to CUTANIX as long as it is practical for a period terminating on September 13, 2002.

12.

8.	CONDITION PRECEDENT TO CLOSING OF THIS AMENDMENT.

8.1 Centaur and Cutanix hereby acknowledge and agree that this Amendment shall become effective as of the effective date of that certain Letter Agreement entered into between Centaur and Cutanix releasing claims under the Agreement and the Supply Agreement (the “Amendment Effective Date”).

9.	MISCELLANEOUS

9.1 Full Force and Effect. This Amendment amends the terms of the Agreement and is deemed incorporated into, and governed by all other terms of, the Agreement. The provisions of the Agreement, as amended by this Amendment, remain in full force and effect.

9.2 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.

IN WITNESS WHEREOF, the parties have executed this Amendment in duplicate originals by their authorized officers as of the Signing Date.

CENTAUR PHARMACEUTICALS, INC.		CUTANIX CORPORATION

By:	/s/ Illegible	By:	/s/ Illegible

Title:		Title:

Date:	9/13/02	Date:	9/13/02

14.

APPENDIX A

CENTAUR DATABASE

[*]

15.

APPENDIX B-1

CENTAUR LIBRARY COMPOUNDS

[*]

16.

APPENDIX B-2

COMPOUNDS OF UNKNOWN ORIGIN

[*]

17.

APPENDIX B-3

COMMERCIALLY AVAILABLE INTERMEDIATES

[*]

18.

APPENDIX C

CPI-2003 Series

[*]

19.

APPENDIX D

CPI-1714 AND METABOLITES

[*]

20.

APPENDIX E

CPI-1429 AND METABOLITES

[*]

21.

APPENDIX F

CPI-22 AND METABOLITES

[*]

22.

APPENDIX G

CPI-1189 AND METABOLITES

[*]

23.

APPENDIX H

CPI-1344 AND METABOLITES

[*]

24.